Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-108032, 333-102383, 333-61640 and 333-29157 on Form S-8 of our report dated June 23, 2006, appearing in this Annual Report on Form 11-K of Bank of Granite Employee’s Profit Sharing Retirement Plan and Trust for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP Deloitte & Touche LLP
Charlotte, North Carolina
June 28, 2006